UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2016

Fairway Group Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35880	20-5942788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2284 12th Avenue

New York, New York 10027
(Address of Principal Executive Offices)

(646) 616-8000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Commencement of Bankruptcy Cases

On May 2, 2016, Fairway Group Holdings Corp. (the “Company”) and its subsidiaries listed on Exhibit 99.1 hereto (such subsidiaries, together with the Company, the “Debtors”), which is incorporated herein by reference, filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to pursue a pre-packaged chapter 11 plan of reorganization (the “Plan”).  The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption In re Fairway Group Holdings Corp., et al.

No trustee has been appointed and the Company will continue to manage itself and its subsidiaries as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  To assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “first day” motions, including authority to maintain bank accounts, secure debtor-in-possession financing and other customary relief.

The Debtors also entered into a restructuring support agreement (the “RSA”) with respect to the terms of the Plan with holders representing an aggregate of more than 70% of (i) the approximately $269.8 million outstanding term loan (including accrued interest) (the “Term Loan,” and the lenders pursuant to the Term Loan, the “Term Loan Lenders”) under the Company’s Credit Agreement, dated as of February 14, 2013, by and among the Company, Fairway Group Acquisition Company, as borrower, the lenders party thereto, and Credit Suisse AG, as administrative and collateral agent (as amended, modified, or otherwise supplemented from time to time, the “Credit Agreement”) and (ii) the approximately $9.2 million outstanding revolving loans under the Credit Agreement (including accrued interest) (the “Revolving Loan” and, together with the Term Loan, the “Secured Loans”; the lenders under the Revolving Loan, the “Revolving Loan Lenders” and, together with the Term Loan Lenders, the “Senior Secured Lenders”), arising under and in accordance with the Credit Agreement. A copy of the RSA is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The RSA contains certain covenants on the part of the Company and the Senior Secured Lenders, including that the Senior Secured Lenders vote in favor of the Plan and otherwise facilitate the restructuring transaction and forbear from exercising remedies against the Company for specified defaults under the Credit Agreement. The RSA also provides for termination by the parties thereto upon the occurrence of certain events, including without limitation, the failure of the Company to achieve certain milestones.

Pursuant to the terms of the RSA and the Plan, the Senior Secured Lenders will receive: a pro rata share of (i) a $45 million last out amended and restated exit term loan of reorganized Fairway Group Acquisition Company, as borrower (the “Exit Term Loan”), which will be guaranteed by the reorganized Company and the reorganized borrower’s subsidiaries, (ii) a $39 million subordinated unsecured loan of the reorganized Company and (iii) 90% of the new common shares of the reorganized Company. General unsecured claims will be unimpaired under the Plan.  All outstanding shares of the Company’s existing Class A common stock and Class B common stock will be cancelled without the payment of any amount to the holders thereof. On the Effective Date, the reorganized Company will be a privately held company. In connection with the DIP Credit Facility (as defined below), the DIP Lenders (as defined below) will receive 10% of the new common shares of the reorganized Company. The Plan also provides for a management incentive plan, pursuant to which, post-emergence, awards representing up to 10% of the new common shares of the reorganized Company may be issued to management in the discretion of the new board of directors of the reorganized Company. The implementation of the Plan is dependent upon a number of factors, including final documentation and confirmation and consummation of the Plan in accordance with the provisions of the Bankruptcy Code.  The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

The transaction also includes a Debtor-in-Possession Credit Facility (the “DIP Credit Facility”) to be entered into between the Company, Fairway Group Acquisition Company, as borrower (the “DIP Borrower”), the lenders party thereto (the “DIP Lenders”), and Credit Suisse AG, as administrative and collateral agent in connection with the Plan.

Pursuant to the terms of the DIP Credit Facility, the DIP Lenders will make available the DIP Credit Facility to the DIP Borrower consisting of (i) a term loan facility in an aggregate principal amount not to exceed $55 million and (ii) a letter of credit facility available for the issuance of letters of credit in an aggregate principal amount not to exceed $30,611,941, in each case, to mature on July 29, 2016. The Company and the DIP Borrower’s subsidiaries will guarantee its obligations under the DIP Credit Facility.

The proceeds of the DIP Credit Facility will be used: (i) for the payment of prepetition amounts as authorized by the Bankruptcy Court pursuant to orders approving the first day motions filed by the Company; (ii) in accordance with the terms of the DIP Credit Facility and the Bankruptcy Court orders (a) for the payment of working capital and other general corporate needs of the Company in the ordinary course of business, and (b) for the payment of chapter 11 expenses, including allowed professional fees, costs and expenses for advisors, consultants, counsel and other professionals retained by the DIP Borrower; (iii) to pay fees and expenses related to the DIP Credit Facility; and (iv) for the replacement of the existing letters of credit of the Company. The Company has secured a commitment from its DIP Lenders to convert the DIP Credit Facility to an exit facility upon consummation of the Plan.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constitutes an event of default that accelerated the Company’s obligations under the Credit Agreement. Any efforts to enforce such payment obligations under the Credit Agreement are automatically stayed as a result of the filing of the Petitions and the holders’ rights of enforcement in respect of the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.

Item 7.01 Regulation FD Disclosure.

On May 2, 2016, the Company issued a press release announcing the filing of the Bankruptcy Cases.  A copy of the press release is attached hereto as Exhibit 99.3.

Attached as Exhibit  99.4 is a copy of the Company’s Disclosure Statement dated May 2, 2016 which was filed with the Bankruptcy Court in connection with the Bankruptcy Cases.

In accordance with General Instruction B.2 of Form 8-K,  Exhibits 99.3 and 99.4 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibits 99. or 99.4 be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibit filed herewith that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties.  The ability of the Company to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made. The Company anticipates that subsequent events and developments may cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2015, which was filed with the Securities and Exchange Commission on May 26, 2015, under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as well as subsequent reports on Form 10-Q. Additional risks include, but are not limited, those associated with the Company’s reorganization, including the ability of the Company to implement its plan of reorganization in Bankruptcy Court.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Restructuring Support Agreement
99.1	List of subsidiaries of the Company that are Debtors
99.2	Plan of Reorganization
99.3	Press Release dated May 2, 2016
99.4	Disclosure Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairway Group Holdings Corp.

May 3, 2016	By:	/s/ Edward C. Arditte
	Name:	Edward C. Arditte
	Title:	Co-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Restructuring Support Agreement
99.1	List of subsidiaries of the Company that are Debtors
99.2	Plan of Reorganization
99.3	Press Release dated May 2, 2016
99.4	Disclosure Statement